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                                                                     Exhibit 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the registration statement on Form N-14 (the "Registration Statement") of our report dated December 20, 1999, relating to the financial statements and financial highlights of North American Growth & Income Fund, North American Equity-Income Fund and North American Tax-Sensitive Equity Fund appearing in the October 31, 1999 Annual Report to Shareholders of North American Funds, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of the North American Funds dated March 1, 2000 and under the heading "Independent Accountants" in the Statement of Additional Information of the North American Funds dated March 1, 2000 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 11, 2000